CUSIP NO. 756269106                                          PAGE 32 OF 55 PAGES


                                                                       Exhibit 1


The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, OH  45202
Attention:  Gretchen W. Price

Brian F. Sullivan
Chief Executive Officer
Recovery Engineering, Inc.
9300 North 75th Street
Minneapolis, MN  55428

Dear Ms. Price and Mr. Sullivan:

         Reference is hereby made to (i) that certain Securities Purchase Agreement, dated as of July 19, 1996, as amended by Amendment No. 1, dated as of March 31, 1997, and as further amended by the letter agreement, dated April 24, 1997 (as amended, the "Securities Purchase Agreement"), between Recovery Engineering, Inc. (the "Company") and GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1996, L.P. and Bridge Street Fund 1996, L.P. (collectively, the "GS Entities"), and (ii) the Agreement and Plan of Merger, dated as of August 26, 1999, by and among the Company, The Procter and Gamble Company ("Procter & Gamble") and Tenzing, Inc. (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement.

         The GS Entities hereby agree as follows:

1. For purposes of Section 6.1(a) of the Securities Purchase Agreement, they consent to the Transactions contemplated by the Merger Agreement;


2. Pursuant to the Merger Agreement, at the Effective Time all of the Notes (as defined in the Securities Purchase Agreement) then outstanding and unconverted shall be canceled and each GS Entity which then holds any Notes will be entitled to receive therefor the consideration provided in the Merger Agreement;

3. Upon receipt of such consideration, the GS Entities will have no further rights under the Securities Purchase Agreement, the Registration Rights Agreement, dated as of July 19, 1996, between the Company and the GS Entities and any agreement related to the Securities Purchase Agreement or the Registration Rights Agreement; and

4. The GS Entities in their sole discretion may convert all or a portion of the Notes and tender the shares of

CUSIP NO. 756269106                                          PAGE 33 OF 55 PAGES


     Company common stock issued upon conversion pursuant to the Offer. In the event that the GS Entities do not convert all of the Notes, the Notes that are not converted shall be cancelled at the Effective Time and the GS Entities that hold such Notes shall be entitled to receive therefor the consideration provided in the Merger Agreement, as contemplated by paragraph (2) above. In the event that the GS Entities convert all or a portion of the Notes after the date hereof and prior to termination of the Merger Agreement, the GS Entities acknowledge that upon conversion they will not be entitled to be issued any shares of Company common stock or receive any other consideration or value in respect of the reset rights ("Reset Rights") granted to the GS Entities pursuant to Section 9.6(j) of the Securities Purchase Agreement and that such Reset Rights shall be deemed to have been cancelled and expired. In the event that the GS Entities do not convert all of the Notes, the GS Entities acknowledge that upon cancellation of the Notes at the Effective Time the GS Entities will not be entitled to receive any consideration or value in respect of the Reset Rights and that such Reset Rights shall be deemed to have been cancelled and expired.

         This letter agreement does not constitute an agreement by any of the GS Entities (i) to tender pursuant to the Offer any shares of Company common stock issued upon conversion of all or any portion of the Notes, (ii) to vote any shares of Company common stock held by such GS Entities in favor of the Merger or against any other proposal that may be submitted to the stockholders of the Company, (iii) to refrain from selling, transferring, pledging, assigning, hypothecating or otherwise disposing of all or any portion of the Notes or any shares of Company common stock issued upon conversion of all or any portion of the Notes or (iv) to refrain from granting their consent with respect to any other consolidation, merger, business combination transaction or other transaction involving the Company for purposes of Section 6.1(a) of the Securities Purchase Agreement.

         This letter agreement shall terminate automatically and be deemed null and void and of no further force and effect and the consent granted pursuant to paragraph (1) above shall be deemed revoked upon (i) the termination of the Merger Agreement in accordance with the terms thereof and (ii) any amendment of the Merger Agreement or any waiver by the Company of any of its rights in the Merger Agreement unless the GS Entities shall have consented in writing to such amendment or waiver.

                          *     *     *     *     *

CUSIP NO. 756269106                                          PAGE 34 OF 55 PAGES

         IN WITNESS WHEREOF, the Company, the GS Entities have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.

RECOVERY ENGINEERING, INC.


      By:      /s/ Brian F. Sullivan
               Name: Brian F. Sullivan
               Title: Chief Executive Officer


GS CAPITAL PARTNERS II, L.P.

      By:      GS Advisors, L.P., its general
               partner

      By:      GS Advisors, Inc., its general
               partner


      By:      /s/ Terence M. O'Toole
               Name: Terence M. O'Toole
               Title: Vice President


GS CAPITAL PARTNERS II OFFSHORE, L.P.

      By:      GS Advisors II (Cayman), L.P.,
               its general partner

      By:      GS Advisors II, Inc., its
               general partner

      By:      /s/ Terence M. O'Toole
               Name: Terence M. O'Toole
               Title: Vice President



GOLDMAN, SACHS & CO. VERWALTUNGS GmbH


      By:      /s/ Terence M. O'Toole
               Name: Terence M. O'Toole
               Title: Vice President


and


      By:      /s/ John Bowman
               Name: John Bowman
               Title: Attorney-in-fact

CUSIP NO. 756269106                                          PAGE 35 OF 55 PAGES

STONE STREET FUND 1996, L.P.

      By:      Stone Street Empire Corp., its
               general partner


      By:      /s/ Terence M. O'Toole
               Name: Terence M. O'Toole
               Title: Vice President

BRIDGE STREET FUND 1996, L.P.

      By:      Stone Street Empire Corp., its
               managing general partner


      By:      /s/ Terence M. O'Toole
               Name: Terence M. O'Toole
               Title: Vice President